Ex-99.2 a)

Alliance
Mortgage Company    (logo)

March 22, 2002

Deloitte & Touche LLP
Suite 2801, One Independent Drive
Jacksonville, Florida 32202

As of and for the years ended December 31, 2001, Alliance Mortgage Company and subsidiaries (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for the same period, the Company had in effect fidelity and errors and omissions insurance coverage in the amounts of $15,000,000 and $14,000,000, respectively.


/s/ Gary A. Meeks
------------------------------------
Chairman and Chief Executive Officer

/s/ Blake Wilson
------------------------------------
Executive Vice President
Chief Financial Officer

/s/ Michael C. Koster
------------------------------------
Executive Vice President
Loan Administration

Ex-99.2 b)

As of and for the year ended December 31, 2001, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $110 million and $20 million, respectively.


Cendant Mortgage Corporation


/s/ Terrence W. Edwards
------------------------------------
Terrence W. Edwards
President and Chief Executive Officer

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/s/ Mark Danahy
------------------------------------
Mark Danahy
Senior Vice President & Chief Financial Officer



/s/ Martin L. Foster
------------------------------------
Martin L. Foster
Senior Vice President - Loan Servicing

Ex-99.2 c)

Management's Assertion on Compliance with Minimum Servicing Standards Set Forth in the Uniform Single Attestation Program for Mortgage Bankers


Report of Management

We, as members of management of Dovenmuehle Mortgage, Inc. (DMI), are responsible for complying with the minimum servicing standards as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgaged Bankers (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of DMI's compliance with the Minimum servicing standards as set forth in the USAP as of December 31, 2001 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2001, DMI complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of and for this same period, DMI had in effect a fidelity bond and errors and omissions policy in the amount of $35,000,000.

/s/ William A. Mynatt, Jr.
------------------------------------
William A. Mynatt, Jr.
President


/s/ Glen Braun
------------------------------------
Glen Braun
Vice President, Accounting


March 22, 2002

Ex-99.2 d)

Wachovia Securities (LOGO)

Charlotte NC 28288

Management Assertion

As of and for the year ended December 31, 2001, First Union National Bank (the Bank) complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's (MBA's) Uniform Single Attestation Program for Mortgage Bankers (USAP), except for minimum servicing standards I.4., II.1., II.2., II.3., IIA., III.2., III.3., III.4., V.2., V.3., VA., and VI.1., which are performed by the Bank's primary servicers.

As discussed above, with respect to minimum servicing standards I.4., II.1, II.2., II.3., II.4., III.2., III.3., III.4., V.2., V.3., V.4., and VI. I. of the
USAP, the Bank relies on the performance of its primary servicers. The Bank has a process in place to review the financial soundness and servicing performance of primary servicers on an annual basis. Among other factors, the Bank considers the results of the primary servicers' USAP reports in these reviews and takes appropriate corrective actions where it is warranted. The Bank is in the process of obtaining and reviewing the 2001 USAP reports for its primary servicers.

As of and for this same period, the Bank had in effect a fidelity bond and errors and omissions policy in the amount of $200 million and $20 million, respectively.



/s/ John M Church                                      March 6, 2002
---------------------------------------                -----------------------
John M Church                                          Date
Managing Director/Senior Vice President
First Union National Bank
Structured Products Servicing


/s/ Clyde Alexander                                    March 6, 2002
---------------------------------------                -----------------------
Clyde Alexander                                        Date
Vice President
First Union National Bank
Residential Master Servicing